Exhibit 99.1

1177 West Hastings Street Suite 2300 Vancouver, BC Canada V6E 2K3	Tel: 604.683.6332 Fax: 604.408.7499 www.ithmines.com

NR16-08	December 15, 2016

International Tower Hill Mines Announces US$22 Million

Non-Brokered Private Placement

Vancouver, British Columbia, December 15, 2016 – International Tower Hill Mines Ltd. (TSX: ITH, NYSE-MKT: THM) (“ITH” or the “Company”) announced today that it has arranged a non-brokered private placement financing (the “Offering”) of common shares to existing major shareholders to raise gross proceeds of approximately USD 22 million.

The Offering will consist of 45,833,334 common shares of the Company, representing approximately 39.4% of the 116.4 million shares currently issued and outstanding, at a price of USD 0.48 per share. The Company intends to use the net proceeds of the private placement for full satisfaction of the final payment due in January 2017 with respect to acquisition of certain mining claims and related rights in the vicinity of the Livengood Gold Project in Alaska (the “Project”) (approximately USD 14.8 million as of September 30, 2016), continuation of optimization studies to further improve and de-risk the Project, required environmental baseline studies, and for general working capital purposes.

The Offering will be taken up by the current institutional shareholders of the Company, with Paulson & Co. Inc. (“Paulson”) acquiring beneficial ownership of 32,429,842 shares, Tocqueville Asset Management, L.P. (“Tocqueville”) acquiring beneficial ownership of 9,041,554 shares (taken together Paulson and Tocqueville will acquire a total of 41,471,396 common shares, representing approximately 35.6% of the common shares currently issued and outstanding) and AngloGold Ashanti (U.S.A.) Exploration Inc. (“AngloGold”) acquiring beneficial ownership of 4,361,938 shares. Following completion of the Offering, Paulson, Tocqueville and AngloGold will beneficially own approximately 34.2%, 19.7%, and 9.5%, respectively, of the Company’s 162,186,972 common shares. In connection with the Offering, the Company has agreed to appoint one Paulson designee to the Company’s board of directors at closing. Commencing from the next annual general meeting of shareholders, Paulson will have the right to nominate two individuals for election to the board of directors.

The completion of the Offering is subject to a number of conditions including obtaining any required regulatory approvals including approval of the Toronto Stock Exchange ("TSX") and the NYSE MKT. All common shares issued in the Offering will be subject to a hold period in Canada of four months from the closing of the Offering. All common shares issued in the United States will be subject to resale restrictions under U.S. federal and state securities laws.

As the aggregate number of common shares issued pursuant to the Offering exceeds 25% of the currently issued and outstanding common shares of the Company, the number of common shares issued to insiders pursuant to the Offering exceeds 10% of the currently issued and outstanding common shares of the Company and the Offering will materially affect control of the Company, the Company would ordinarily be required to obtain shareholder approval under the TSX Company Manual (the “Manual”). However, the Company has applied to the TSX under Section 604(e) of the Company Manual for a “financial hardship” exemption from the requirement to obtain shareholder approval. The Company’s board of directors, who are free from any interest in the Offering and are unrelated to the investors, have authorized such application on the basis of their determination that the Company is in serious financial difficulty and the Offering is designed to improve the Company’s financial situation and is reasonable for the Company in the circumstances.

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NR16-08 Continued

As a consequence of relying upon the financial hardship exemption under Section 604(e) of the TSX Company Manual, the Company expects that the TSX will commence a remedial de-listing review, which is normal practice when a listed issuer seeks to rely on this exemption. Although the Company believes that it will be in compliance with all of the TSX listing requirements following completion of the Offering, no assurance can be provided as to the outcome of such review and, therefore, the Company’s continued qualification for listing on the TSX.

As Paulson and Tocqueville are insiders of the Company, the Offering is a “related party transaction” within the meaning of Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions (“MI 61-101”). The participation of Paulson and Tocqueville in the Offering is exempt from the valuation and minority shareholder approval requirements under MI 61-101 by virtue of the “financial hardship” exemptions contained in Section 5.5(g) and 5.7(e) of MI 61-101.

The common shares to be issued in the Offering have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “1933 Act”) or any applicable securities laws of any state of the United States and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the 1933 Act) or persons in the United States absent registration or an applicable exemption from such registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the common shares to be issued in the Offering, nor shall there be any offer or sale of the common shares to be issued in the Offering in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About International Tower Hill Mines Ltd.

International Tower Hill Mines Ltd. controls a 100% interest of the Livengood Gold Project, located along the paved Elliott Highway, 70 miles north of Fairbanks, Alaska.

On behalf of

International Tower Hill Mines Ltd.

(signed) Thomas E. Irwin

Chief Executive Officer

Contact Information:	Richard Solie, Jr., Manager - Investor Relations
E-mail: rsolie@ithmines.com
	Direct line: 907-328-2825 /	Toll-Free: 1-855-428-2825

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NR16-08 Continued

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation. All statements, other than statements of historical fact, included herein, including statements with respect to the anticipated completion of the Offering and the proposed use of the proceeds of the Offering by the Company, the outcome of the expected remedial de-listing review by the TSX, the ability of the Company to carry out and complete optimization studies with respect to the Livengood Gold Project, the ability of the Company to advance the Livengood Gold Project, the potential development of any mine at Livengood, business and financing plans and business trends are forward-looking statements. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate, proposed, planned, potential and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward-looking statements as a result of various factors, including, but not limited to, risks associated with the timing and pricing of the Offering, completion of the Offering, regulatory approval/acceptance of the Offering, the use of proceeds from the Offering, the potential inability of the Company to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s annual report on Form 10-K and other reports filed with the United States Securities and Exchange Commission (the “SEC”), and certain securities commissions in Canada and other information released by the Company and filed with the appropriate regulatory agencies. All of the Company’s Canadian public disclosure filings may be accessed via www.sedar.com and its United States public disclosure filings may be accessed via www.sec.gov, and readers are urged to review these materials, including the latest technical report filed with respect to the Company’s Livengood Gold Project.

This news release is not, and is not to be construed in any way as, an offer to buy or sell securities in the United States or Canada.